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EXHIBIT 23.1

               Consent of Independent Certified Public Accountants

To the Board of Directors
Torbay Holdings, Inc.

We consent to incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated April 4, 2003, relating to the consolidated financial statements of Torbay Holdings, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission on April 15, 2003.


                                   /s/  WEINBERG  &  COMPANY,  P.A.
                                   ---------------------------------------
                                   WEINBERG  &  COMPANY,  P.A.
                                   Certified  Public  Accountants

Boca Raton, Florida
September 5, 2003


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